Exhibit 4.2

CORECIVIC, INC.

as Issuer,

the GUARANTORS named herein,

as Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 13, 2017

4.75% Senior Notes due 2027

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10; 11.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	4.04; 4.09
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01(b); 7.02(a)
(b)	7.05; 11.02
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	11.01

N.A. means not applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

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Page

Exhibit A —	Form of Note	A-1
Exhibit B —	Form of Notation of Subsidiary Guarantee	B-1
Exhibit C —	Form of Supplemental Indenture	C-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

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SECOND SUPPLEMENTAL INDENTURE dated as of October 13, 2017 (this “Supplemental Indenture”), among CoreCivic, Inc., a Maryland corporation (the “Issuer”), each of the Guarantors named herein, as Guarantors, and U.S. Bank National Association, existing under the laws of the United States of America, as Trustee (the “Trustee”).

WHEREAS, the Issuer and the Trustee have executed and delivered the indenture, dated as of September 25, 2015 (the “Base Indenture”), to provide for the issuance from time to time of Securities (as defined in the Base Indenture) in one or more Series (as defined in the Base Indenture); and

WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of a new Series of Securities under the Base Indenture to be known as its “4.75% Senior Notes due 2027”, the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Board of Directors of the Issuer pursuant to resolutions duly adopted on September 15, 2017, and the pricing committee of the Board of Directors of the Issuer pursuant to resolutions duly adopted on October 11, 2017, have duly authorized the issuance of $250.0 million aggregate principal amount of its 4.75% Senior Notes due 2027 and have authorized the proper officers of the Issuer to execute any and all appropriate documents necessary or appropriate to effect such issuance; and

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Article IX of the Base Indenture to establish the form and terms of the Notes (as defined herein) in accordance with Sections 2.1 and 2.2 of the Base Indenture and to establish the form and terms of the Guarantees (as defined in the Base Indenture) by the Guarantors (as defined herein) of the Notes in accordance with Article XII of the Base Indenture; and

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things and acts necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Issuer and the Guarantors, and to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the legal, valid and binding obligation of the Issuer, have been performed, and the execution and delivery of this Supplemental Indenture, the Subsidiary Guarantees (as defined herein) and the Notes have been duly authorized in all respects;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto, for the benefit of each other and for the equal and proportionate benefit of all Persons who hereafter become Holders (as defined herein) of Notes, hereby enter into this Supplemental Indenture, which amends, modifies, supplements and restates (as applicable) the Base Indenture with respect to (and only with respect to) the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions. Set forth below are certain defined terms used in this Indenture.

“Adjusted Total Assets” means the sum of:

(1) Total Assets of the Issuer as of the end of the of the most recent fiscal quarter as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer prepared in conformity with GAAP; and

(2)    any increase or decrease in Total Assets following the end of such quarter to the date for which Adjusted Total Assets is being calculated, determined on a pro forma basis, including, without limitation, giving any pro forma increase or decrease in Total Assets resulting from the transaction with respect to which Adjusted Total Assets is being calculated.

“Adjusted Treasury Rate” means, with respect to any redemption date:

(1)    the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2)    if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date or, in the case of a satisfaction and discharge at the time a redemption notice is delivered, two Business Days prior to the deposit of funds with the Trustee in accordance with the terms of this Indenture for such satisfaction and discharge.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means with respect to a Note at any redemption date as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on such Note (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)    with respect to a partnership, the board of directors of the general partner of the partnership;

(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)    with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the Corporate Trust Office of the Trustee are authorized or required by law, regulation or executive order to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)    in the case of a corporation, corporate stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)     the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)    the approval by the holders of the Voting Stock of the Issuer of a plan relating to the liquidation or dissolution of the Issuer or if no such approval is required, the adoption of a plan relating to the liquidation or dissolution of the Issuer by its Board of Directors;

(3)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer;

(4)    the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a 45% or more of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(5)    the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)    was a member of such Board of Directors on the Issue Date; or

(2)    was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate Trust Office” for administration of this Indenture means the corporate trust office of the Trustee located at One Federal Street, 3rd Floor Boston, MA 02110, Attention: Corporate Trust Services, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of January 6, 2012, by and among the Issuer, Bank of America, N.A., as administrative agent, and certain lenders and other parties thereto, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of March 22, 2013, as further amended by the Second Amendment to Amended and Restated Credit Agreement, dated as of July 22, 2015 and by the Third Amendment and Incremental Term Loan

Agreement to the Amended and Restated Credit Agreement, dated as of October 6, 2015, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as further amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

“Credit Facilities” means, one or more credit or debt facilities (including, without limitation, the Credit Agreement), financings, commercial paper facilities, note purchase agreements or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, notes, securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of debt securities or other Obligations, in each case, as amended (and/or amended and restated), restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession as amended and/or modified from time to time.

“Government Securities” means securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, but not any Indebtedness of the Issuer under the Forward Delivery Deficits Agreement, dated as of September 25, 1997, by and between Issuer and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee, as in effect on the Issue Date, provided that and for so long as such Indebtedness is not required to be classified as debt of the Issuer or any Subsidiary pursuant to GAAP.

“Guarantor” means each of:

(1)    the guarantors listed on the signature pages hereto; and

(2)    any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)    interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)    other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“Holder” means any Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)    in respect of borrowed money;

(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)    in respect of banker’s acceptances;

(4)    representing Capital Lease Obligations;

(5)    representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or

(6)    representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)    the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and

(3)    with respect to Hedging Obligations, the amount of Indebtedness required to be recorded as a liability in accordance with GAAP.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by Issuer.

“Interest Payment Date” means the applicable Interest Payment Date specified in the Notes.

“Issue Date” means the date of this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Notes” means, collectively, the Issuer’s 4.75% Senior Notes due 2027 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

“Permitted Liens” means:

(1)    Liens on real or personal property of the Issuer and any Guarantor securing Indebtedness and other Obligations under Credit Facilities in an aggregate amount not to exceed (x) $1,000,000,000 plus (y) 2.5% of Adjusted Total Assets at any one time outstanding;

(2)    Liens in favor of the Issuer or the Guarantors;

(3)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer or becomes a direct or indirect Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Subsidiary;

(4)    Liens on property existing at the time of acquisition of the property by the Issuer or any Subsidiary of the Issuer, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5)    Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)    Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred within 270 days of the related purchase, construction or improvement for the purpose of financing all or any part of the cost of purchase, construction or improvement of property, plant or equipment used in the business of the Issuer or such Subsidiary, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6);

(7)    Liens existing on the Issue Date;

(8)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)    Attachment or judgment Liens not giving rise to a Default or an Event of Default;

(10)    Liens with respect to Obligations that do not exceed 7.5% of Adjusted Total Assets at any one time outstanding;

(11)    pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Issuer or any Subsidiary is a party, or deposits to secure public or statutory obligations of the Issuer or any Subsidiary or deposits or cash or Government Securities to secure surety or appeal bonds to which the Issuer or any Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(12)    Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(13)    encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of the Issuer or a Subsidiary or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Issuer or such Subsidiary;

(14)    Liens securing Hedging Obligations;

(15)    leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;

(16)    normal customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; and

(17)    mortgages or other Liens securing Indebtedness or other Obligations issued by or owed to the United States, any State thereof or any municipality, or any department, agency or instrumentality or political subdivision of any of the foregoing, or by any other country or any political subdivision thereof for the purpose of financing all or any part of the purchase price of, or, in the case of real property, the cost of construction of, relocation of, maintenance of, or improvement of, any property or assets subject to such mortgage or other lien or within the jurisdiction of such entity, or otherwise in connection with any geographic incentivization arrangements, including tax reduction or other economic subsidization arrangements pertaining to local employment.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.

“Principal Property” means (i) any Real Estate Assets with a net book value in excess of 1.0% of the Issuer’s Adjusted Total Assets or (ii) any Capital Stock of a Subsidiary that owns Real Estate Assets described in clause (i) of this definition.

“Prospectus Supplement” means the Prospectus Supplement dated October 11, 2017, related to the issuance and sale of the Notes.

“Real Estate Assets” of a Person means, as of any date, the real estate assets of such Person and its Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Record Date” means the applicable Record Date specified in the Notes.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date (or, in the case of a satisfaction and discharge at the time a redemption notice is delivered, two Business Days prior to the deposit of funds with the Trustee in accordance with the terms of this Indenture for such satisfaction and discharge), the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means:

(1)    with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)    with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable, provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Guarantor pursuant to the terms of this Indenture, and, collectively, all such Guarantees. Each such Subsidiary Guarantee with respect to the Notes will be in the form prescribed by this Indenture.

“Total Assets” means, as of any date, the sum of (a) Undepreciated Real Estate Assets plus (b) the book value of all assets (excluding Real Estate Assets and intangibles).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in the Preamble of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Issuer or its Subsidiaries plus capital improvements) of Real Estate Assets of the Issuer and its Subsidiaries on such date, before depreciation and amortization of such Real Estate Assets, determined on a consolidated basis in accordance with GAAP.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.02.    Other Definitions.

Term	Defined in Section
“Additional Notes”	2.02
“Authentication Order”	2.02
“Change of Control Offer”	4.07(a)
“Change of Control Payment”	4.07(a)
“Change of Control Payment Date”	4.07(a)
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Global Notes”	2.01
“Initial Global Notes”	2.01
“Initial Notes”	2.02
“Issuer”	Preamble
“Legal Defeasance”	8.02
“Participants”	2.15(a)
“Paying Agent”	2.03
“Physical Notes”	2.01
“Registrar”	2.03

SECTION 1.03.    Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“obligor” on the indenture securities means the Issuer, any Guarantor or any other obligor on the Notes.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.    Rules of Construction. Unless the context otherwise requires:

(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    “or” is not exclusive;

(4)    words in the singular include the plural, and words in the plural include the singular;

(5)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)    the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(7)    the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(8)    all references to the date the Notes were originally issued shall refer to the Issue Date, except as otherwise specified.

ARTICLE TWO

THE NOTES

SECTION 2.01.    Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. Each Note shall have an executed Subsidiary Guarantee from each of the Guarantors existing on the Issue Date endorsed thereon substantially in the form of Exhibit B.

The terms and provisions contained in the Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Subsidiary Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the “Global Notes”) or as Physical Notes.

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any (the “Physical Notes”).

Additional Notes ranking pari passu with the Initial Notes (as defined in Section 2.02) may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the Initial Notes. The Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and shall vote together as one class on all matters with respect to the Notes; provided further that if the Additional Notes are not fungible with the Notes for U.S. Federal income tax purposes the Additional Notes will have a separate CUSIP number, if applicable. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued.

SECTION 2.02.    Execution, Authentication and Denomination; Additional Notes. One Officer of the Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuer by manual, facsimile, .pdf attachment or other electronically transmitted signature. One Officer of each Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign the Subsidiary Guarantee for such Guarantor by manual, facsimile, .pdf attachment or other electronically transmitted signature.

If an Officer whose signature is on a Note or Subsidiary Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note (and the Subsidiary Guarantees in respect thereof) shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in the aggregate principal amount of $250.0 million (the “Initial Notes”), and (ii) additional Notes (the “Additional Notes”) in an unlimited amount, in each case upon a written order of the Issuer in the form of a certificate of an Officer of the Issuer (an “Authentication Order”). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or

Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) or (iii) of the first sentence of this paragraph, the first such Authentication Order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee.

The Additional Notes shall bear any legend required by applicable law.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03.    Registrar and Paying Agent. The Issuer shall maintain or cause to be maintained an office or agency in the United States of America where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (“Paying Agent”). The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of their obligation to maintain or cause to be maintained an office or agency in the United States of America, for such purposes. The Issuer may act as Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Section 4.07 neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar, as an agent of the Issuer, shall keep a register, including ownership, of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.    Paying Agent To Hold Assets in Trust. The Issuer shall require each Paying Agent other than the Trustee or the Issuer or any Subsidiary of the Issuer to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.    Transfer and Exchange. Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Without the prior written consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07.    Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a replacement Note if the Trustee’s and Issuer’s requirements are met. Such Holder shall provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including fees and expenses of counsel and of the Trustee.

Every replacement Note is an additional obligation of the Issuer and every replacement Subsidiary Guarantee shall constitute an additional obligation of the Guarantor thereof.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

SECTION 2.08.    Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuer, the Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Stated Maturity the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.    Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of their Affiliates shall be disregarded as required by the Trust Indenture Act, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee, actually knows are so owned shall be disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

SECTION 2.10.    Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11.    Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary of the Issuer), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuer or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.    Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the 15th day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.    CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.14.    [Reserved].

SECTION 2.15.    Book-Entry Provisions for Global Notes.

(a)    The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the following legend:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.”

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)    Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Issuer that it is unwilling or unable to act as Depository for any Global Note or it ceases to be a clearing agency registered under the Exchange Act, the Issuer so notifies the Trustee in writing and a successor Depository is not appointed by the Issuer within 120 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.15(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

(c)    In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

(d)    In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuer shall execute, (ii) the Guarantors shall execute notations of Subsidiary Guarantees on and (iii) the Trustee shall upon written instructions from the Issuer authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e)    The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.    Special Transfer and Exchange Provisions.

(a)    Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or Section 2.16. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

(b)    Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

ARTICLE THREE

REDEMPTION

SECTION 3.01.    Notices to Trustee. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 of the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date. If the Issuer elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuer shall give notice of redemption to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 3.02.    Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time pursuant to Section 5 of the Notes, the Trustee shall select Notes for redemption as follows:

(x)    if such Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are then listed; or

(y)    if the Notes are not listed on any national securities exchange, on a pro rata basis, unless otherwise required by law.

No Notes of $2,000 or less shall be redeemed in part.

SECTION 3.03.    Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, or as otherwise provided in accordance with the procedures of the Depository, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article Eight or Article Eleven hereof. At the Issuer’s request, the Trustee shall forward the notice of redemption in the Issuer’s name and at the Issuer’s expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(1)    the Redemption Date;

(2)    the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)    the name and address of the Paying Agent;

(4)    that Notes called for redemption shall be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5)    that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(6)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

(7)    if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.

At the Issuer’s request, the Trustee shall give the notice of redemption in the name of the Issuer and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.    Effect of Notice of Redemption. Subject to Section 3.03, once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption and the only right of the Holders of such Notes will be to receive payment of the Redemption Price unless the Issuer shall have not complied with its obligations pursuant to Section 3.05.

SECTION 3.05.    Deposit of Redemption Price. On or before 12:00 noon New York City time (or such later time as has been agreed to by the Paying Agent) on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.    Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

SECTION 3.07.    Mandatory Redemption. The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01.    Payment of Notes. The Issuer will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest will be considered paid on the date due if (i) the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 12:00 noon Eastern Time on the due date money deposited by or on behalf of the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due or (ii) if the Issuer or a Subsidiary is acting as Paying Agent, the Issuer or such Subsidiary, prior to 12:00 noon New York City time on the due date, segregates and holds in trust U.S. Legal Tender sufficient to make payments of principal, premium and interest due on such date.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02.    Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, the City of New York, the office or agency required under Section 2.03 (which may be an office of the Trustee, being U.S. Bank National Association, located at 100 Wall Street, Suite 1600, New York, New York 10005, or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

SECTION 4.03.    Corporate Existence. Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a)    its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary; and

(b)    the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.04.    Compliance Certificate; Notice of Default.

(a)    The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2017, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to his or her knowledge after due inquiry the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to his or her knowledge after due inquiry no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b)    So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05.    [Intentionally Omitted].

SECTION 4.06.    Waiver of Stay, Extension or Usury Laws. The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.    Change of Control.

(a)    Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”). Within ten Business Days following any Change of Control, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)    that the Change of Control Offer is being made pursuant to this Section 4.07 and that all Notes tendered will be accepted for payment;

(2)    the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)    that any Note not tendered will continue to accrue interest;

(4)    that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue of such conflict.

(b)    On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Indenture are applicable.

(c)    The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.07 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

SECTION 4.08.    Limitation on Liens. The Issuer shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their Principal Properties, now owned or hereafter acquired, securing Indebtedness, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.09.    Reports to Holders.

(a)    Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes that are outstanding, within 5 days of the time periods specified in the SEC’s rules and regulations:

(1)    all quarterly and annual financial and other information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished any information or reports specified in the immediately preceding paragraph, upon the Issuer’s filing with the SEC of its required reports within the time periods specified in the SEC’s rules and regulations and such information and or reports are publicly available.

In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request. The Issuer will at all times comply with Trust Indenture Act Section 314(a).

(b)    The Trustee shall not be under a duty to review or evaluate any report or information delivered to the Trustee pursuant to the provisions of this Section 4.09 for the purposes of making such reports available to it and to the Holders of Notes who may request such information. Delivery of such reports, information and documents to the Trustee as may be required under this Section 4.09 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.10.    Additional Subsidiary Guarantees. If any Subsidiary of the Issuer that is not a Guarantor enters into a Guarantee of a Credit Facility of the Issuer or another Guarantor, then that Subsidiary shall become a Guarantor and shall (i) execute a Subsidiary Guarantee, (ii) execute a supplemental indenture in substantially the form attached hereto as Exhibit C and (iii) deliver an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it was joined to such Credit Facility. The form of Subsidiary Guarantee is attached as Exhibit B hereto.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.    Consolidation, Merger and Sale of Assets. The Issuer shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer and its Subsidiaries taken as a whole to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(1)    either: (a) the Issuer or any of its Subsidiaries is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer or any of its Subsidiaries) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)    the Person formed by or surviving any such consolidation or merger (if other than the Issuer or any of its Subsidiaries) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes and this Indenture (in each case pursuant to agreements reasonably satisfactory to the Trustee); and

(3)    immediately after such transaction no Default or Event of Default exists.

The covenant described under this Section 5.01 shall not apply to: (i) a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and any of its Subsidiaries; (ii) any merger of a Subsidiary of the Issuer into the Issuer or another Subsidiary of the Issuer; (iii) any merger of the Issuer into a wholly owned Subsidiary created for the purpose of holding the Equity Interests of the Issuer; or (iv) a merger between the Issuer and a newly-created Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States.

SECTION 5.02.    Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture and the Notes with the same effect as if such successor Person had been named as the Issuer herein and therein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default. Each of the following is an “Event of Default”:

(1)    the Issuer defaults for 30 days in the payment when due of interest on the Notes;

(2)    the Issuer defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3)    the Issuer fails to comply with the provisions of Section 4.07 or 5.01 hereof;

(4)    the Issuer or any Guarantor fails to observe or perform any other covenant or agreement in this Indenture or the Notes for 60 consecutive days after written notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

(5)    a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of Guarantor (or the payment of which is guaranteed by the Issuer or any Guarantor), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(A)    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)    results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(6)    failure by the Issuer or any Guarantor to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)    the Issuer or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)    commences a voluntary case,

(B)    consents to the entry of an order for relief against it in an involuntary case,

(C)    consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)    makes a general assignment for the benefit of its creditors, or

(E)    generally is not paying its debts as they become due;

(8)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)    is for relief against the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(B)    appoints a custodian of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(C)    orders the liquidation of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9)    except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

SECTION 6.02.    Acceleration. In the case of an Event of Default specified in clause (7) or (8) of Section 6.01 hereof, with respect to the Issuer, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Issuer (and the Trustee if such notice is given by the Holders) may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs with respect to the Issuer, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of at least majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders waive any existing Default or Event of Default and rescind and annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.    Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes as specified in Section 6.01(1) or (2) (including in connection with an offer to purchase); provided, however, that the Holders of at least a majority in aggregate principal amount of the then outstanding

Notes may rescind an acceleration and its consequences, including any related payment default that resulted in or from such acceleration. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.    Control by Majority. Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee shall be entitled to take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.

SECTION 6.06.    Limitation on Suits. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(1)    the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)    the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)    such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5)    during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a written direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.    Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

(2)    In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)    Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    This paragraph does not limit the effect of Section 7.01(b).

(2)    The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)    The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or unless otherwise agreed with the Issuer.

(g)    In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.    Rights of Trustee. Subject to Section 7.01:

(a)    The Trustee may rely conclusively on any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e)    The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

(h)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j)    Except with respect to Sections 4.01 and 4.04, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default actually known to a Responsible Officer.

(k)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.03.    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, their Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, as described in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights. However, the Trustee shall comply with Sections 7.10 and 7.11.

SECTION 7.04.    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05.    Notice of Default. If a Default occurs and is continuing and is deemed to be known to the Trustee pursuant to Section 7.02(j), the Trustee shall mail to each Holder notice of the uncured Default within 90 days after the Trustee is deemed to know such Default occurred. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment pursuant to a Change of Control Offer or a Default in complying with the provisions of Article Five, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.    Reports by Trustee to Holders. Within 60 days after each April 1, beginning with April 1, 2018, the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act § 313(d).

SECTION 7.07.    Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify each of the Trustee or any predecessor Trustee and its agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with this Indenture including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity, provided that failure to provide such notice shall not relieve the Issuer of its obligations in this Section 7.07 unless the failure to notify the Issuer impairs the Issuer’s ability to defend such claim. The Issuer may, at the request of the Trustee, defend the claim and the Trustee shall cooperate in the defense; provided that the Trustee and its agents subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if the Issuer assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without their written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

Notwithstanding anything to the contrary in this Indenture, to secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(8) or 6.01(9) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.    Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign with 60 days prior written notice by so notifying the Issuer in writing. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.10;

(2)    the Trustee is adjudged a bankrupt or an insolvent;

(3)    a receiver or other public officer takes charge of the Trustee or its property; or

(4)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    Successor Trustee by Merger, Etc. Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 7.10.    Eligibility, Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11.    Preferential Collection of Claims Against the Issuer. The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

ARTICLE EIGHT

DISCHARGE OF INDENTURE, DEFEASANCE

SECTION 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.    Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)    the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)    the Issuer’s obligations to issue temporary Notes, to replace mutilated, destroyed, lost or stolen Notes under Article Two and Section 4.02 hereof;

(3)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)    the provisions of this Article Eight applicable to Legal Defeasance.

Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.    Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.06 through 4.10 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) and Section 6.01(9) hereof will not constitute Events of Default.

SECTION 8.04.    Application of Trust Money. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)    in the case of an election under Section 8.02 hereof, the Issuer has delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(A)    the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)    since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)    the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

(7)    the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05.    Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article Eight to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.    Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.07.    Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantor’s obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders. Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

(1)    to cure any ambiguity, defect or inconsistency;

(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)    to provide for the assumption of the Issuer’s obligations to the Holders of the Notes by a successor to the Issuer pursuant to Article Five;

(4)    to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

(5)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6)    to conform the text of this Indenture, the Subsidiary Guarantees or the Notes to any provision contained in the “Description of Notes” contained in the Prospectus Supplement;

(7)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; or

(8)    to allow a Subsidiary to execute a supplemental indenture for the purpose of providing a Subsidiary Guarantee in accordance with the provisions of this Indenture.

SECTION 9.02.    With Consent of Holders. Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.07 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes.

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)    reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes except as provided above with respect to Section 4.07 hereof;

(3)    reduce the rate of or change the time for payment of interest on any Note;

(4)    waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)    make any Note payable in currency other than that stated in the Notes;

(6)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(7)    waive a redemption payment with respect to any Notes (other than a payment required by Section 4.07 hereof);

(8)    release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)    modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Subsidiary Guarantee in a manner that adversely affects the Holders; provided, however, that any modification of the provisions of this Indenture relating to the ability of the Issuer or any Subsidiary to create, incur, assume or otherwise suffer to exist or become effective any Lien securing Indebtedness shall not constitute a modification or change that affects the ranking of the Notes or any Subsidiary Guarantee; or

(10)    make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.    Compliance with the Trust Indenture Act. From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or the Guarantees shall comply with the Trust Indenture Act as then in effect.

SECTION 9.04.    Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent

Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.    Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.    Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture, and all conditions precedent thereto have been compiled with. Such Opinion of Counsel shall be at the expense of the Issuer.

ARTICLE TEN

SUBSIDIARY GUARANTEES

SECTION 10.01.    Guarantee.

(a)    Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1)    the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

SECTION 10.02.    Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

SECTION 10.03.    Execution and Delivery of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Issuer creates or acquires any Subsidiary after the date of this Indenture, if required by Section 4.10 hereof, the Issuer will cause such Subsidiary to comply with the provisions of Section 4.10 hereof and this Article 10, to the extent applicable.

SECTION 10.04.    Release of a Guarantor. Any Guarantor will be released from and relieved of any obligations under its Subsidiary Guarantee, this Indenture and the Notes, (i) in the event of any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Issuer, (ii) a sale or other disposition of all of the Capital Stock of that Guarantor, in each case, to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Issuer, (iii) upon Legal Defeasance or Covenant Defeasance of the Notes pursuant to Article Eight hereof or (iv) if that Guarantor is released from its guarantee under all Credit Facilities of the Issuer and the Guarantors (including as a result of such Credit Facilities ceasing to be outstanding). Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the provisions of this Indenture with respect to the release of such Guarantor have been satisfied, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.

Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into an Issuer (in which case such Guarantor shall no longer be a Guarantor) or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to an Issuer or another Guarantor.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

SECTION 11.01.    Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)    either:

(a)    all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

(b)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)    no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case, the granting of Liens to secure such borrowings);

(3)    the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)    the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 11.02 and Section 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

SECTION 11.02.    Application of Trust Money. Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against the Trustee with respect to the money deposited with the Trustee pursuant to Section 11.01 hereof.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01.    Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

SECTION 12.02.    Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopy or email or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer:

CoreCivic, Inc.

10 Burton Hills Boulevard

Nashville, Tennessee 37215

Telecopier No.: (615) 263-3170

Attention: David Garfinkle

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Telecopier No.: (615) 742-7275

Attention: F. Mitchell Walker, Jr.

if to the Trustee:

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Telecopier No.: (617) 603-6672

Attention: David W. Doucette, Vice President

The Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five (5) Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.    Communications by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Subsidiary Guarantees. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

SECTION 12.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(1)    an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.04, shall include:

(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.06.    Rules by Paying Agent or Registrar. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 12.07.    No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 12.08.    Legal Holidays. In any case where any date on which a payment under this Indenture or the Notes is required to be made shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, and interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the first such date, and no interest shall accrue on such payment for the intervening period.

SECTION 12.09.    Governing Law; Waiver of Jury Trial. This Indenture, the Notes and the Subsidiary Guarantees will be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes, the Subsidiary Guarantees or the transaction contemplated hereby.

SECTION 12.10.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11.    [Reserved].

SECTION 12.12.    Successors. All agreements of the Issuer and the Subsidiary Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.13.    Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

SECTION 12.14.    Severability. To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture, in the Notes or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.15.    U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 12.16.    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

CORECIVIC, INC.

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

GUARANTORS

ACS CORRECTIONS OF TEXAS, L.L.C.
AVALON CORPUS CHRISTI TRANSITIONAL CENTER, LLC
AVALON TULSA, L.L.C.
CARVER TRANSITIONAL CENTER, L.L.C.
EP HORIZON MANAGEMENT, LLC
FORT WORTH TRANSITIONAL CENTER, L.L.C.
SOUTHERN CORRECTIONS SYSTEMS OF WYOMING, L.L.C.
TURLEY RESIDENTIAL CENTER, L.L.C.

By: Avalon Correctional Services, Inc.,
Its sole member

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

CORECIVIC TRS, LLC
CCA SOUTH TEXAS, LLC
CORECIVIC, LLC

By: CoreCivic, Inc.,
Its sole member or sole stockholder, as applicable

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

CORECIVIC OF TENNESSEE, LLC

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

TRANSCOR AMERICA, LLC

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

AVALON TRANSITIONAL CENTER DALLAS, LLC
CCA HEALTH SERVICES, LLC
CCA INTERNATIONAL, LLC
CORRECTIONAL ALTERNATIVES, LLC
PRISON REALTY MANAGEMENT, LLC
TECHNICAL AND BUSINESS INSTITUTE OF AMERICA, LLC

By:	CoreCivic of Tennessee, LLC,
Its sole member

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

AVALON CORRECTIONAL SERVICES, INC.

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

CORRECTIONAL MANAGEMENT, INC.

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President & Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

By:	/s/ David W. Doucette
Name:	David W. Doucette
Title:	Vice President

EXHIBIT A

[Insert the Global Note legend, if applicable pursuant to the provisions of the Indenture]

CORECIVIC, INC.

4.75% Senior Notes due 2027

CUSIP No. [ ]	$[ ]

CORECIVIC, INC., a Maryland corporation (the “Issuer”), for value received promise to pay to Cede & Co., or its registered assigns, the principal sum of [        ] DOLLARS [or such other amount as is provided in a schedule attached hereto]1 on October 15, 2027.

Interest Payment Dates: April 15 and October 15, commencing April 15, 2018.

Record Dates: April 1 and October 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

CORECIVIC, INC. as Issuer,

By:
Name:
Title:

[1]	This language should be included only if the Note is issued in global form.

[FORM OF] TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 4.75% Senior Notes due 2027 described in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION,

as Trustee,

By:
Authorized Signatory

(Reverse of Note)

4.75% Senior Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1.    Interest. CoreCivic, Inc., a Maryland corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 4.75% per annum from October 13, 2017, until maturity. The Issuer will pay interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing April 15, 2018. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 13, 2017. The Issuer shall pay interest on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.    Method of Payment. The Issuer will pay interest on the Notes to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

SECTION 3.    Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Issuer or any of its Subsidiaries may act in any such capacity.

SECTION 4.    Indenture. The Issuer issued the Notes under an Indenture dated as of September 25, 2015 (“Base Indenture”) between the Issuer and the Trustee, as supplemented by a Second Supplemental Indenture dated as of October 13, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Issuer, the Guarantors and the Trustee. Subject to the terms of the Indenture, the Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5.    Optional Redemption. Prior to July 15, 2027, the Issuer will be entitled at its option to redeem all or any portion of the Notes at a redemption price equal to the greater of (a) 100% of the aggregate principal amount of such Notes and (b) the Applicable Premium, as of, and any accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of each Holder on the relevant

Record Date to receive interest due on the relevant Interest Payment Date). On or after July 15, 2027, the Issuer will be entitled at its option to redeem all or any portion of the Notes at a redemption price equal to 100% of the principal amount of such Notes plus any accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of each Holder on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

SECTION 6.    Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of any optional redemption of any Notes will be given to holders at their addresses, as shown in the Notes register, not more than 60 nor less than 30 days prior to the date fixed for redemption, except that redemption notices may be mailed more than 60 days prior to the date fixed for redemption if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article Eight or Article Eleven of the Indenture. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes held by the holder to be redeemed. No Notes of $2,000 or less shall be redeemed in part. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption subject to Section 3.04 of the Indenture.

SECTION 7.    Mandatory Redemption and Special Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 8.    Repurchase at Option of Holder. If there is a Change of Control, the Issuer will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 10 Business Days following any Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

SECTION 9.    Denominations, Transfer Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuer and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

SECTION 10.    Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 11.    Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders of the

Notes in case of a merger or consolidation or sale of substantially all of the Issuer’s assets to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to conform the text of the Indenture, the Subsidiary Guarantees or the Notes to any provision contained in the “Description of Notes” in the Prospectus Supplement, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Subsidiary to execute a supplemental indenture for the purpose of providing a Subsidiary Guarantee in accordance with the provisions of the Indenture.

SECTION 12.    Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes, (iii) failure by the Issuer to comply with Sections 4.07 or 5.01 of the Indenture; (iv) failure by the Issuer or any Guarantor for 60 consecutive days after written notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any other agreement in the Indenture; (v) default under certain other agreements relating to Indebtedness of the Issuer or any Guarantor (or the payment of which is guaranteed by the Issuer or a Guarantor) which default (A) is caused by a Payment Default or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; (vi) failure by the Issuer or any Guarantor to pay final judgments which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Subsidiaries that are Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (ix) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor’s Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or premium on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a written statement regarding compliance with the Indenture, and the Issuer is required upon any Officer becoming aware of any Default or Event of Default, to deliver to the Trustee a written statement specifying such Default or Event of Default.

SECTION 13.    Restrictive Covenants. The Indenture contains certain covenants as set forth in Article Four of the Indenture.

SECTION 14.    No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 15.    Subsidiary Guarantees. This Note will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

SECTION 16.    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 17.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 18.    CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 19.    Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

CoreCivic, Inc.

10 Burton Hills Boulevard

Nashville, Tennessee 37215

Attention: David M. Garfinkle

ASSIGNMENT FORM

I or we assign and transfer this Note to                                                               (Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                              agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:

Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, check the appropriate box:  ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof): $

Dated:

Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE2

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[2]	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

SUBSIDIARY GUARANTEE

For value received, each of the undersigned (including any successor Person under the Indenture) hereby unconditionally guarantees, jointly and severally, to the extent set forth in the Indenture (as defined below) to the Holder of this Note the payment of principal, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note when due, if lawful, and, to the extent permitted by law, the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, the Indenture, including Article Ten thereof, and this Subsidiary Guarantee. This Subsidiary Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of September 25, 2015 (the “Base Indenture”), between CoreCivic, Inc., a Maryland corporation (the “Issuer”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture dated as of October 13, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, the Guarantors named therein and the Trustee (the “Indenture”).

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

No director, officer, employee, incorporator, stockholder or controlling person or any successor Person thereof of any Guarantor, as such, shall have any liability for any obligations of such Guarantors under such Guarantors’ Subsidiary Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligation or its creation.

This Subsidiary Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

B-1

IN WITNESS WHEREOF, each Guarantor has caused its Subsidiary Guarantee to be duly executed.

[ ]

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [            , 20    , among                     ] (the “Guaranteeing Subsidiary”), a subsidiary of CoreCivic, Inc. (or its permitted successor), a Maryland corporation (the “Issuer”), the Issuer, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of September 25, 2015 (the “Base Indenture”) between the Issuer and the Trustee, as amended and supplemented by a Second Supplemental Indenture dated as of October 13, 2017 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of the Issuer’s 4.75% Senior Notes due 2027 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

(a)    Along with all Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i)    the principal of, and premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b)    The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)    The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d)    This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)    The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)    As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

(h)    The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(i)    Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable (A) Bankruptcy or fraudulent conveyance laws or (B) any applicable state laws prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the

Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance or an unlawful shareholder distribution.

3.    EXECUTION AND DELIVERY. To evidence its Subsidiary Guarantee set forth herein, the Guaranteeing Subsidiary hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit B to the Indenture will be endorsed by an Officer of the Guaranteeing Subsidiary on each Note authenticated and delivered by the Trustee. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

4.    RELEASES.

(a)    The Guaranteeing Subsidiary will be released and relived of any obligations under its Subsidiary Guarantee, the Indenture and the Notes (i) in the event of any sale or other disposition of all or substantially all of the assets of the Guaranteeing Subsidiary (including by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Issuer, (ii) a sale or other disposition of all of the Capital Stock of the Guaranteeing Subsidiary, in each case, to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Issuer, (iii) upon Legal Defeasance or Covenant Defeasance of the Notes pursuant to Article Eight of the Indenture or (iv) if the Guaranteeing Subsidiary is released from its guarantees under all Credit Facilities of the Issuer or another Guarantor (including as a result of such Credit Facilities ceasing to be outstanding). Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the provisions of the Indenture and this Supplemental Indenture with respect to the release of such Guaranteeing Subsidiary have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

(b)    Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

(c)    Nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into an Issuer (in which case such Guarantor shall no longer be a Guarantor) or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to an Issuer or another Guarantor.

6.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:             , 20

GUARANTEEING SUBSIDIARY

By:
Name:
Title:

CORECIVIC, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory